Exhibit 21.1

MARSHALL & ILSLEY CORPORATION

SUBSIDIARIES

Subsidiaries Incorporated or Organized in Wisconsin

M&I Bank of Mayville

M&I Marshall & Ilsley Bank

M&I Brokerage Services, Inc.

M&I Capital Markets II, L.L.C.

M&I Community Development Corporation

M&I Dealer Finance, Inc.

M&I Equipment Finance Company

M&I Insurance Services, Inc.

M&I Investment Management Corp.

M&I Investment Partners Management, LLC

M&I Realty Advisors, Inc.

M&I Support Services Corp.

Metavante Corporation†

Metavante Holding Company*†

Milease, LLC

Montana Merger Sub, Inc.*†

New M&I Corporation*†

North Star Financial Services, LLC

Printing for Systems, Inc.

Subsidiaries Incorporated in Arizona

M&I Insurance Company of Arizona, Inc.

Subsidiaries Incorporated or Organized in Delaware

Gold Bank Trust III

Gold Bank Trust IV

Gold Bank Trust V

M&I Capital Markets Group L.L.C.

M&I Capital Trust A

M&I Capital Trust B

M&I Dealer Auto Securitization, LLC

M&I Northwoods I LLC

M&I Northwoods II LLC

M&I Northwoods III LLC

M&I Ventures L.L.C.

Subsidiaries Incorporated in Illinois

North Star Trust Company

North Star Deferred Exchange Corporation

Subsidiaries in Kansas

Gold Banc Mortgage, Inc.

Gold Capital Management, Inc.

Gold Merchant Banc, Inc.

Realty Escrow Services, Inc.

Regional Holding Company, Inc.

Regional Properties, Inc.

Subsidiaries Incorporated in Minnesota

M&I Business Credit, LLC

M&I Business Credit Holdings, Inc.

Two Gophers, L.L.C.

Subsidiaries Incorporated or Organized in Missouri

Louisville Realty Company

SWB Holdings, Inc.

SWB Investment II Corporation

Southwest Bank of St. Louis

Trustcorp Statutory Trust I

Trustee Corporation, Inc.

Subsidiaries Incorporated or Organized in Nevada

M&I Custody of Nevada, Inc.

M&I Marshall & Ilsley Holdings, Inc.

M&I Marshall & Ilsley Holdings II, Inc.

M&I Marshall & Ilsley Investment Corporation

M&I Marshall & Ilsley Investment II Corporation

M&I Mortgage Pass-Through Business Trust Series, 2004-1

M&I Portfolio Services, Inc.

M&I Servicing Corp.

M&I Zion Holdings, Inc.

M&I Zion Investment Corporation

M&I Zion Investment II Corporation

SWB Investment Corporation

SWB of St. Louis Holdings I, LLC

SWB of St. Louis Holdings II, LLC

Subsidiaries Incorporated in Vermont

M&I Mortgage Reinsurance Corporation

Subsidiaries Organized Under the Laws of the United States

M&I Bank FSB

Marshall & Ilsley Trust Company National Association

Subsidiaries Organized in Florida

United Heritage Bank (to be merged with and into M&I Marshall & Ilsley Bank as of 6/07)

*	Subsidiaries created in connection with the transactions.
†	Will cease to be a subsidiary upon completion of the transactions.